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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

Bioverativ Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37859 (Commission File Number)	81-3461310 (IRS Employer Identification No.)

225 Second Avenue, Waltham, Massachusetts 02451
(Address of principal executive offices; Zip Code)

Registrant's telephone number, including area code: (888) 862 - 0575

225 Binney Street, Cambridge, MA 02142
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective on January 10, 2017, the Board of Directors (the "Board") of Bioverativ Inc. (the "Company") expanded its size from one director to four directors and each of Alexander J. Denner, Ph.D., Louis J. Paglia and Brian S. Posner were appointed to fill the vacancies created by the expansion. John G. Cox remains on the Board and continues to serve as a director and the Chief Executive Officer of the Company. Effective as of his appointment to the Board, Brian S. Posner was elected to serve as Chairman of the Board.

        Biographical information for each member of the Board can be found in the Information Statement (the "Information Statement"), dated December 20, 2016, filed as Exhibit 99.1 to this Current Report on Form 8-K, under the section entitled "Management—Board of Directors Following the Distribution," which section is incorporated by reference into this Item 5.02.

        The Board also approved the following, effective January 10, 2017:

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  The establishment of an Audit Committee of the Board, initially consisting of Alexander J. Denner, Ph.D., Louis J. Paglia and Brian S. Posner. Mr. Paglia was designated the Chair of the Audit Committee.

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  The establishment of a Compensation Committee of the Board, initially consisting of Louis J. Paglia and Brian S. Posner. Mr. Posner was designated the Chair of the Compensation Committee.

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  The establishment of a Corporate Governance Committee of the Board, initially consisting of Alexander J. Denner, Ph.D. and Louis J. Paglia. Dr. Denner was designated the Chair of the Corporate Governance Committee.

        The Board determined that each of Alexander J. Denner, Ph.D., Louis J. Paglia and Brian S. Posner qualify as independent directors under the rules of the U.S. Securities and Exchange Commission (the "Commission") and Nasdaq Stock Market LLC ("NASDAQ") listing standards and that each satisfies the financial literacy and other requirements applicable to audit committee members under the rules of the Commission and NASDAQ and that each qualifies as an "audit committee financial expert" for purposes of the rules of the Commission. The Board also determined that each of Mr. Paglia and Mr. Posner are independent under the rules of the Commission and NASDAQ listing standards applicable to compensation committee members.

        There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K.

        The foregoing approvals were taken in anticipation of the completion of the previously announced separation of the hemophilia business, and certain other assets and liabilities,

of Biogen Inc. ("Biogen") into a separate, independent public company by way of a distribution of all of the then outstanding shares of common stock of the Company through a dividend in-kind of the Company's common stock, par value $0.001, to Biogen's stockholders of record as of the close of business on January 17, 2017. The effective date of the distribution is expected to occur on February 1, 2017.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Information Statement of Bioverativ Inc., dated December 20, 2016

 Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioverativ Inc.
By:	/s/ JOHN G. COX
John G. Cox
Chief Executive Officer

Date: January 11, 2017

 EXHIBIT INDEX

Exhibit Number	Description
99.1	Information Statement of Bioverativ Inc., dated December 20, 2016

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  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX